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                                                                     Exhibit 4.3

                          SECOND SUPPLEMENTAL INDENTURE

      SECOND SUPPLEMENTAL INDENTURE (this "SECOND SUPPLEMENTAL INDENTURE"), dated as of March 31, 2004 among Grey Wolf Mexico Holdings LLC, a Nevada limited liability company (the "NEW GUARANTOR"), a subsidiary of Grey Wolf, Inc., a Texas Corporation (the "COMPANY"), the Company, the Guarantors under the Indenture referred to below (the "EXISTING GUARANTORS"), and JPMorgan Chase Bank, a New York banking corporation, as trustee under the Indenture referred to below (the "TRUSTEE").

                              W I T N E S S E T H :

      WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture (as such may be amended from time to time, the "INDENTURE"), dated as of May 7, 2003, providing for the issuance of an aggregate principal amount of $150,000,00 of 3.75% Contingent Convertible Senior Notes due 2023 (the "SECURITIES");

      WHEREAS, Section 11.08 of the Indenture provides that the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall jointly and severally and unconditionally and irrevocably guarantee all of the Company's Obligations under the Securities and the Indenture pursuant to a Guarantee contained in the Indenture on the terms and conditions set forth herein; and

      WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Company and Existing Guarantors are authorized to execute and deliver this Second Supplemental Indenture;

      NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

      1. Definitions. (a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

            (b) For all purposes of this Second Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:
(i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "HEREIN," "HEREOF" and "HEREBY" and other words of similar import used in this Second Supplemental Indenture refer to this Second Supplemental Indenture as a whole and not to any particular section hereof.

      2. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally and unconditionally and irrevocably, with all other Guarantors, to guarantee the Company's Obligations under the Securities and the Indenture on the terms and subject to the conditions set forth in Article 11 of the Indenture and to be bound by all other applicable provisions of the Indenture. From and after the date hereof, the New Guarantor shall be a Guarantor for all purposes under the Indenture and the Securities.

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      3.    Ratification of Indenture; Second Supplemental Indenture Part of
Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

      4. Governing Law. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

      5. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture.

      6. Counterparts. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

      7. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

      IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written.

                                       NEW GUARANTOR:

                                       GREY WOLF MEXICO HOLDINGS LLC

                                       By: _____________________________________
                                           David W. Wehlmann, Manager

                                       COMPANY:

                                       GREY WOLF, INC.

                                       By: _____________________________________
                                           David W. Wehlmann, Executive Vice
                                           President and Chief Financial Officer

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                                       EXISTING GUARANTORS:

                                       GREY WOLF DRILLING COMPANY L.P.

                                           BY: GREY WOLF HOLDINGS COMPANY,
                                               ITS SOLE GENERAL PARTNER

                                       By: _____________________________________
                                           David W. Wehlmann, Executive Vice
                                           President and Chief Financial Officer

                                       GREY WOLF LLC

                                           BY: GREY WOLF HOLDINGS COMPANY,
                                               ITS SOLE MEMBER

                                       By: _____________________________________
                                           David W. Wehlmann, Executive Vice
                                           President and Chief Financial Officer

                                       GREY WOLF HOLDINGS COMPANY

                                       By: _____________________________________
                                           David W. Wehlmann, Executive Vice
                                           President and Chief Financial Officer

                                       MURCO DRILLING CORPORATION

                                       By: _____________________________________
                                           David W. Wehlmann, Executive Vice
                                           President and Chief Financial Officer

                                       GREY WOLF INTERNATIONAL, INC.

                                       By: _____________________________________
                                           David W. Wehlmann, Executive Vice
                                           President and Chief Financial Officer

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                                       DI/PERFENSA INC.

                                       By: _____________________________________
                                           David W. Wehlmann, Executive Vice
                                           President and Chief Financial Officer

                                       DI ENERGY, INC.

                                       By: _____________________________________
                                           David W. Wehlmann, Executive Vice
                                           President and Chief Financial Officer

                                       TRUSTEE:

                                       JPMORGAN CHASE BANK

                                       By: _____________________________________
                                       Name: ___________________________________
                                       Title: __________________________________

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